PROSPECTUS SUPPLEMENT                        FILED PURSUANT TO 424(b)(3) and (c)
(TO PROSPECTUS DATED AUGUST 28, 2000)                 REGISTRATION No. 333-37742

                            COR THERAPEUTICS, INC.

$300,000,000 Principal Amount 5.00% Convertible Subordinated Notes due March 1,
                                     2007

       and Shares of Common Stock Issuable upon Conversion of the Notes

                                ________________

  This prospectus supplement should be read in conjunction with the prospectus dated August 28, 2000, which is to be delivered with the prospectus supplement.

  See "Risk Factors" beginning on page 5 of the prospectus to read about factors you should consider before purchasing the notes or our common stock.

  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                ________________

     The table, including related notes, appearing in the prospectus under the heading "Selling Security Holders" is superceded by the following table, including related notes:

                                                                                                                      COMMON
                                                                                                                    STOCK OWNED
                                                                                SHARES OF                              AFTER
                                                         PRINCIPAL AMOUNT      COMMON STOCK                          COMPLETION
                                                             OF NOTES          BENEFICIALLY       COMMON STOCK           OF
NAME                                                        OFFERED(1)           OWNED(2)           OFFERED           OFFERING
----------------------------------------------------        ----------           --------           -------           --------
AAM/Zazove Institutional Income Fund, L.P.                       625,000             18,502            18,502            0
AIG/National Union Fire Insurance                              1,330,000             39,376            39,376            0
AIG SoundShore Holdings Ltd.                                   3,500,000            103,620           103,620            0
AIG SoundShore Opportunity Holdings Fund Ltd                   3,500,000            103,620           103,620            0
AIG SoundShore Strategic Holdings Fund Ltd                     1,000,000             29,606            29,606            0
Allstate Insurance Company                                     1,120,000             49,558(3)         33,158       16,400
Aloha Airlines Pilots Retirement Trust                            75,000              2,220             2,220            0
Aloha Airlines Non-Pilots Pension Trust                          130,000              3,848             3,848            0
Argent Classic Convertible Arbitrage Fund L.P.                 6,250,000            185,034           185,034            0
Argent Classic Convertible Arbitrage Fund (Bermuda)
L.P.                                                           9,500,000            281,253           281,253            0
Argent Convertible Arbitrage Fund Ltd                          2,000,000             59,210            59,210            0
Associated Electric & Gas Insurance Service Limited              500,000             14,803            14,803            0
Boulder II Limited                                             7,750,000            229,442           229,442            0
BP. Amoco Plc. Master Trust                                    4,069,000            120,464           120,464            0
BT Equity Opportunities Ltd.                                   1,000,000             29,606            29,606            0
BT Equity Strategies                                           1,000,000             29,606            29,606            0
Castle Convertible Fund, Inc.                                    500,000             14,803            14,803            0
C&H Sugar Company, Inc.                                          205,000              6,068             6,068            0
CIBC World Markets (4)                                         3,250,000             96,218            96,218            0
The Class 1C Company LTD                                       1,000,000             29,606            29,606            0
The Common Fund for Non-Profit Organizations                      45,000(5)           1,747             1,332          415(5)
Credit Suisse First Boston Corporation                         7,500,000            222,042           222,042            0
DaimlerChrysler Corporation Emp. #1 Pension Plan dtd
4/1/89                                                         1,946,000             57,612            57,612            0

                                       1.

                                                                                                                      COMMON
                                                                                                                    STOCK OWNED
                                                                                SHARES OF                              AFTER
                                                         PRINCIPAL AMOUNT      COMMON STOCK                          COMPLETION
                                                             OF NOTES          BENEFICIALLY       COMMON STOCK           OF
NAME                                                        OFFERED(1)           OWNED(2)           OFFERED           OFFERING
----------------------------------------------------        ----------           --------           -------           --------
Deutsche Bank Securities Inc.                                 67,400,000           1,995418         1,995,418             0
Employee Benefit Convertible Securities Fund                     160,000              4,737             4,737             0
Estate of James Campbell                                       1,161,000             34,372            34,372             0
Franklin & Marshall College                                      134,000              3,966             3,966             0
GE Pension Trust                                                 964,000             28,538            28,538             0
Georges et/ou Maya Andraos                                       100,000              2,960             2,960             0
GLG Market Neutral Fund                                        5,000,000            148,028           148,028             0
Goldman Sachs & Co.(6)                                         2,741,000             81,149            81,149             0
Grace Brothers, LTD                                            1,500,000             44,408            44,408             0
Hawaiian Airlines Employees Pension Plan - IAM                   110,000              3,256             3,256             0
Hawaiian Airlines Pension Plan for Salaried Employees             30,000                888               888             0
Hawaiian Airlines Pilots Retirement Trust                        180,000              5,328             5,328             0
Highbridge International LLC                                  27,900,000            825,996           825,996             0
HT Insight Convertible Securities Fund                           300,000              8,880             8,880             0
Island Holdings                                                   75,000              2,220             2,220             0
ITG, Inc.                                                        220,000              6,512             6,512             0
Jefferies & Company                                              500,000             14,803            14,803             0
JMG Capital Partners, LP                                      10,000,000            296,056           296,056             0
JMG Triton Offshore Fund, Ltd.                                14,000,000            414,478           414,478             0
J.P. Morgan Securities Inc.                                      237,000              7,017             7,017             0
KBC Financial Products                                         4,500,000            133,225           133,225             0
LDG Limited                                                      125,000              3,700             3,700             0
Legion Strategies Ltd.                                            45,000(7)           1,776             1,332           444(7)
Levco Alternative Fund, Ltd.                                     999,000(8)          38,635            29,576         9,059(8)
Lexington Vantage Fund                                            50,000              1,480             1,480             0
Lipper Convertibles, L.P.                                      5,400,000            159,870           159,870             0
Lipper Offshore Convertibles, L.P.                               500,000             14,803            14,803             0
Lyxor Master Fund                                              2,300,000             68,092            68,092             0
Mainstay Convertible Fund                                      1,250,000             37,007            37,007             0
McMahan Securities Company L.P.                                  134,000              3,967             3,967             0
Museum of Fine Arts, Boston                                       20,000                592               592             0
Nalco Chemical Company                                           525,000             15,542            15,542             0
Nations Convertible Securities Fund                            2,840,000             84,080            84,080             0
New York Life Insurance Company                               13,550,000            401,154           401,154             0
Onex Industrial Partners Limited                               3,750,000            111,020           111,020             0
Parker-Hannifin Corporation                                       35,000              1,036             1,036             0
Pebble Capital, Inc.                                           3,500,000            103,618           103,618             0
Penn Treaty Network America Insurance Company                    156,000              4,618             4,618             0
Pioneer High Yield Fund                                          300,000              8,880             8,880             0
ProMutual                                                         74,000              2,190             2,190             0
Purchase Associates, L.P.                                        411,000(9)          16,105            12,168         3,937(9)
Putnam Asset Allocation Funds-Balanced Portfolio                 139,000              4,114             4,114             0
Putnam Asset Allocation Funds-Conservative Portfolio              89,000              2,634             2,634             0
Putnam Balanced Retirement Fund                                   39,000              1,154             1,154             0
Putnam Convertible Income-Growth Trust                         2,024,000             59,920            59,920             0
Putnam Convertible Opportunities and Income Trust                 59,000              1,746             1,746             0
Queen's Health Plan                                               45,000              1,332             1,332             0
R/2/ Investments, LDC                                         31,050,000            919,254           919,254             0
Robertson Stephens(10)                                        10,000,000            296,056           296,056             0
Salomon Brothers Asset Management , Inc.                       7,000,000            207,238           207,238             0
San Diego County Employees Retirement Association              2,595,000             76,827            76,827             0
Silvercreek Limited Partnership                                4,000,000            118,422           118,422             0
Southern Farm Bureau Life Insurance - FRIC                       650,000             19,242            19,242             0
Spear, Leeds & Kellogg                                         1,000,000             29,606            29,606             0
Starvest Combined Portfolio                                    1,690,000             50,033            50,033             0
State of Oregon/SAIF Corporation                               6,425,000            190,216           190,216             0
Tribeca Investment L.L.C                                       5,000,000            148,028           148,028             0
TQA Master Fund, Ltd.                                          1,850,000             49,220            49,220             0
TQA Master Plus Fund, Ltd.                                       400,000             11,821            11,842             0
University of Rochester                                           19,000                562               562             0
Value Line Convertible Fund, Inc.                                500,000             14,803            14,803             0
Van Kampen Harbor Fund                                         4,250,000            125,824           125,824             0
Zurich HFR Master Hedge Fund Index Ltd                           150,000              4,440             4,440             0
Zurich HFR Master Hedge Fund Index Ltd Global                    100,000              2,961             2,961             0
Zurich HFR Mstr Hdg Fund                                          75,000              2,220             2,220             0

(1) Unless otherwise noted, the principal amount offered equals the principal amount beneficially owned.

                                       2.

(2) Unless otherwise noted, represents shares of common stock issuable upon conversion of notes.

(3) Includes 8,200 shares held by Allstate Insurance Company, 1,000 shares held by Allstate Life Insurance Company, 1,800 shares held by Agents Pension Plan and 5,400 shares held by Allstate Retirement Plan.

(4) CIBC World Markets was an initial purchaser of the notes from us. CIBC World Markets purchased the notes listed on this table for its own account and not for purposes of distribution.

(5) Selling Security Holder beneficially owns an additional $14,000 principal amount of the notes and the shares of common stock issuable upon conversion thereof, which are not being offered hereby.

(6) Goldman, Sachs & Co. was an initial purchaser of the notes from us. Goldman Sachs purchased the notes listed on this table in the after-market for its own account and not for purposes of distribution.

(7) Selling Security Holder beneficially owns an additional $15,000 principal amount of the notes and the shares of common stock issuable upon conversion thereof, which are not being offered hereby.

(8) Selling Security Holder beneficially owns an additional $306,000 principal amount of the notes and the shares of common stock issuable upon conversion thereof, which are not being offered hereby.

(9) Selling Security Holder beneficially owns an additional $133,000 principal amount of the notes and the shares of common stock issuable upon conversion thereof, which are not being offered hereby.

(10) Robertson Stephens was an initial purchaser of the notes from us. Robertson Stephens purchased the notes listed on this table for its own account and not for purposes of distribution.

         The date of this Prospectus Supplement is February 13, 2001.

                                       3.